Exhibit 24.2

RESOLUTION REGARDING

FILING OF THE COMPANY’S 2021 ANNUAL REPORT ON FORM 10-K

RESOLVED, that the Company’s 2021 Annual Report on Form 10-K be, and hereby is, approved and that the Officers of the Company be, and they hereby are, authorized and empowered to execute by powers of attorney the Form 10-K and to make such additions, supplements and changes thereto as in their opinion may be necessary or desirable and to cause such material to be filed with the U.S. Securities and Exchange Commission and other appropriate regulatory agencies.